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                                                                    EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Western Bancorp (formerly Monarch Bancorp) on Form S-4/A of our report dated January 24, 1997 (March 17, 1997, as to Notes 8 and 16), on the consolidated statements of financial condition of California Commercial Bankshares and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows, of California Commercial Bankshares and subsidiary, for each of the two years in the period ended December 31, 1996 incorporated by reference in the Annual Report on Form 10-K of Western Bancorp for the year ended December 31, 1997, incorporated by reference in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
August 13, 1998
Los Angeles, California